Exhibit 99.1

Contacts: Media	Investors
Dan Diaz	Mike Salop
720-332-5564	720-332-8276
daniel.diaz@westernunion.com	mike.salop@westernunion.com

Western Union Reports First Quarter Results
Revenue $1.3 Billion; Earnings per Share $0.37
$319 Million Returned to Shareholders through Dividends and Repurchases
2016 Full Year Financial Outlook Affirmed

_________________________________________________________

Englewood, Colo., May 3, 2016 - The Western Union Company (NYSE: WU) today reported financial results for the 2016 first quarter and affirmed its full year financial outlook, which was previously reported on February 9, 2016, with a slight positive adjustment to the GAAP revenue outlook due to recent changes in foreign exchange rates.

In the first quarter, revenues increased 3% on a constant currency basis compared to the prior year period, while reported revenues declined 2% due to the impact of the stronger U.S. dollar. The strengthening of the U.S. dollar, net of hedge benefits, negatively impacted revenue by $57 million.

“The first quarter was in line with our expectations, as our business continued to show resilience despite a still challenging global environment,” said President and Chief Executive Officer Hikmet Ersek. “Results were led by continued strong performance from Westernunion.com and the U.S. outbound consumer money transfer business, and we also made further investments in capabilities to drive future growth.”

Ersek added, “We have continued to make progress on our digital strategies for cross-border money movement. Western Union Business Solutions recently introduced WU® EDGE, a digital platform that connects small and medium-sized enterprises engaged in global trade to simplify cross-border payments. For consumers, we launched a mobile app in Italy, mobile wallet service in Bangladesh, and online money transfer in additional countries in Europe.”

Executive Vice President and Chief Financial Officer Raj Agrawal stated, “Operating margins were solid and cash flow was strong, despite negative currency impacts and economic challenges in parts of the world. We are pleased we were able to return over $300 million to shareholders in the quarter, as well as affirm our 2016 full year financial outlook.”

Consumer-to-Consumer (C2C) revenues increased 1% constant currency, and reported revenues declined 2%. C2C transactions increased 3% in the quarter. Westernunion.com C2C revenue increased 16%, or 18% constant currency, on transaction growth of 25%. Westernunion.com represented 7% of C2C revenue in the quarter.

Consumer-to-Business (C2B) revenues declined 1% in the quarter, or increased 12% on a constant currency basis. The U.S. electronic bill payments business posted strong growth, while the Argentina walk-in business increased in local currency but declined on a U.S. dollar reported basis due to the depreciation of the Argentine Peso.

Western Union Business Solutions revenues increased 1%, or 6% on a constant currency basis, with results aided by strong sales of hedging products in Europe.

Operating margin was 19.9% in the quarter, which compares to 20.6% in the first quarter of last year. The decline was due to incremental investment in technology and the impact of foreign exchange, partially offset by cost efficiencies and timing of certain expenses.

The effective tax rate was 14.6%, which compares to 12.3% in the prior year quarter.

Earnings per share of $0.37 compares to $0.39 in the prior year period.

Cash flow from operating activities totaled $213 million for the quarter. The Company returned $319 million to shareholders through $240 million of share repurchases and $79 million of dividends.

2016 Full Year Outlook

The Company affirmed its full year outlooks for 2016 for constant currency revenue growth, operating profit margin, earnings per share, and operating cash flow. The GAAP revenue outlook has been increased by approximately $50 million due to the recent strengthening of several key foreign currencies against the U.S. dollar. The impact on operating profit from the increased revenue is expected to be partially offset by a reduction in hedge benefits, with hedge gains now projected at approximately $40 million compared to approximately $50 million in the prior outlook. The updated outlook follows:

Revenue

•	Low to mid-single digit constant currency revenue increase

•	GAAP revenue change approximately 300 basis points lower than constant currency

Operating Profit Margin

•	Operating margin of approximately 20%

Earnings per Share

•	EPS in a range of $1.58 to $1.70

Cash Flow

•
Cash flow from operating activities of approximately $1 billion. The cash flow outlook excludes approximately $100 million of anticipated final tax payments relating to the agreement announced with the U.S. Internal Revenue Service in December 2011. Some or all of these payments may occur in 2016.

Additional Statistics

Additional key statistics for the quarter and historical trends can be found in the supplemental tables included with this press release. In the C2C segment, the geographic split for transactions and revenue, including transactions initiated through westernunion.com, is determined based upon the region where the money transfer is initiated and the region where the money transfer is paid. For transactions originated and paid in different regions, we split the transaction count and revenue between the two regions, with each region receiving 50%. For money transfers initiated and paid in the same region, 100% of the transactions and revenue are attributed to that region.

Prior to January 1, 2016, we reported westernunion.com as a separate region with 100% of the corresponding transactions and revenue attributed to that region, regardless of where the transactions were paid out. Separate westernunion.com statistics provided in the tables included with this press release maintain that 100% allocation methodology. Prior period regional results have been adjusted to include transactions initiated through westernunion.com, as described in the preceding paragraph.

All amounts included in the supplemental tables to this press release are rounded to the nearest tenth of a million, except as otherwise noted. As a result, the percentage changes and margins disclosed herein may not recalculate precisely using the rounded amounts provided.

Non-GAAP Measures

Western Union presents a number of non-GAAP financial measures because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods.  Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year.

These non-GAAP financial measures include revenue change constant currency adjusted; Consumer-to-Consumer segment revenue change constant currency adjusted; Consumer-to-Consumer segment westernunion.com revenue change constant currency adjusted; Consumer-to-Business segment revenue change constant currency adjusted; Business Solutions segment revenue change constant currency adjusted; and additional measures found in the supplemental tables included with this press release.

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the Company’s website at http://ir.westernunion.com.

Investor and Analyst Conference Call and Slide Presentation

The Company will host a conference call and webcast, including slides, at 4:30 p.m. Eastern Time today. To listen to the conference call via telephone, dial 1 (888) 317-6003 (U.S.) or
+1 (412) 317-6061 (outside the U.S.) ten minutes prior to the start of the call. The pass code is 6370623.

The conference call and accompanying slides will be available via webcast at http://ir.westernunion.com. Registration for the event is required, so please register at least five minutes prior to the scheduled start time.

A webcast replay will be available at http://ir.westernunion.com.

Please note: All statements made by Western Union officers on this call are the property of Western Union and subject to copyright protection. Other than the replay, Western Union has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as "expects," "intends," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook" and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Readers of this press release of The Western Union Company (the "Company," "Western Union," "we," "our" or "us") should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the "Risk Factors" section and throughout the Annual Report on Form 10-K for the year ended December 31, 2015. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.
Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic and trade downturns, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns, or non-performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to price, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including electronic, mobile and Internet-based services, card associations, and card-based payment providers, and with digital currencies and related protocols, and other innovations in technology and business models; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third-party vendors; mergers, acquisitions and integration of acquired businesses and technologies into our Company, and the failure to realize anticipated financial benefits from these acquisitions, and events requiring us to write down our goodwill; political conditions and related actions in the United States and abroad which may adversely affect our business and economic conditions as a whole, including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents or clients; failure to manage credit and fraud risks presented by our agents, clients and consumers; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place, including due to increased costs or loss of business as a result of increased compliance requirements or difficulty for us, our agents or their subagents in establishing or maintaining relationships with banks needed to conduct our services; decisions to change our business mix; changes in tax laws, or their interpretation, and unfavorable resolution of tax contingencies; adverse rating actions by credit rating agencies; our ability to realize the anticipated benefits from productivity and cost-savings and other related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; our ability to protect our brands and our other intellectual property rights and to defend ourselves against potential intellectual property infringement claims; our ability to attract and retain qualified key employees and to manage our workforce successfully; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to protect consumers, or detect and prevent money laundering, terrorist financing, fraud and other illicit activity; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards, including changes in interpretations in the United States and globally, affecting us, our agents or their subagents, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, customer due diligence, agent and subagent due diligence, registration and monitoring requirements, and consumer protection requirements; liabilities or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators, including those associated with compliance with or failure to comply with the settlement agreement with the State of Arizona, as amended; the potential impact on our business from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau and similar legislation and regulations enacted by other governmental authorities related to consumer protection; liabilities resulting from litigation, including class-action lawsuits and similar matters, including costs, expenses, settlements and judgments; failure to comply with regulations and evolving industry standards regarding consumer privacy and data use and security; effects of unclaimed property laws; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations or industry standards affecting our business; and (iii) other events, such as: adverse tax consequences from our spin-off from First Data Corporation; catastrophic events; and management's ability to identify and manage these and other risks.

About Western Union

The Western Union Company (NYSE: WU) is a leader in global payment services. Together with its Vigo, Orlandi Valuta, Pago Facil and Western Union Business Solutions branded payment services, Western Union provides consumers and businesses with fast, reliable and convenient ways to send and receive money around the world, to send payments and to purchase money orders. As of March 31, 2016, the Western Union, Vigo and Orlandi Valuta branded services were offered through a combined network of over 500,000 agent locations in 200 countries and territories and over 100,000 ATMs and kiosks, and included the capability to send money to over one billion accounts. In 2015, The Western Union Company completed 262 million consumer-to-consumer transactions worldwide, moving $82 billion of principal between consumers, and 508 million business payments. For more information, visit www.westernunion.com.

WU-F, WU-G

THE WESTERN UNION COMPANY
KEY STATISTICS
(Unaudited)

	Notes*	1Q15	2Q15	3Q15	4Q15	FY2015	1Q16
Consolidated Metrics
Consolidated revenues (GAAP) - YoY % change		(2)%	(2)%	(3)%	(2)%	(2)%	(2)%
Consolidated revenues (constant currency) - YoY % change	a	4%	4%	3%	3%	4%	3%
Consolidated operating margin (GAAP)		20.6%	18.1%	21.8%	20.4%	20.2%	19.9%
Consolidated operating margin (excluding Paymap settlement agreement)	b	N/A	20.7%	N/A	N/A	20.9%	N/A

Consumer-to-Consumer (C2C) Segment
Revenues (GAAP) - YoY % change		(4)%	(3)%	(3)%	(3)%	(3)%	(2)%
Revenues (constant currency) - YoY % change	f	2%	3%	3%	2%	3%	1%
Operating margin		23.1%	23.3%	25.5%	24.0%	24.0%	22.7%

Transactions (in millions)		61.8	65.7	66.6	67.4	261.5	63.7
Transactions - YoY % change		3%	3%	2%	3%	3%	3%

Total principal ($ - billions)		$19.5	$20.8	$20.9	$20.4	$81.6	$19.1
Principal per transaction ($ - dollars)		$315	$316	$315	$303	$312	$299
Principal per transaction - YoY % change		(7)%	(7)%	(7)%	(6)%	(7)%	(5)%
Principal per transaction (constant currency) - YoY % change	g	(1)%	(1)%	0%	(1)%	(1)%	(3)%

Cross-border principal ($ - billions)		$17.5	$18.8	$18.9	$18.4	$73.6	$17.3
Cross-border principal - YoY % change		(4)%	(5)%	(6)%	(4)%	(5)%	(2)%
Cross-border principal (constant currency) - YoY % change	h	2%	2%	1%	1%	2%	1%

North America region revenues (GAAP) - YoY % change	v, w	1%	1%	2%	3%	2%	3%
North America region revenues (constant currency) - YoY % change	i, v, w	2%	2%	4%	5%	3%	5%
North America region transactions - YoY % change	v, w	5%	5%	6%	8%	6%	7%

Europe and CIS region revenues (GAAP) - YoY % change	v, x	(8)%	(8)%	(9)%	(7)%	(8)%	(3)%
Europe and CIS region revenues (constant currency) - YoY % change	j, v, x	3%	3%	0%	1%	2%	0%
Europe and CIS region transactions - YoY % change	v, x	5%	2%	(2)%	3%	2%	3%

Middle East and Africa region revenues (GAAP) - YoY % change	v, y	(5)%	(4)%	(2)%	(4)%	(4)%	(4)%
Middle East and Africa region revenues (constant currency) - YoY % change	k, v, y	0%	2%	3%	0%	1%	(1)%
Middle East and Africa region transactions - YoY % change	v, y	(2)%	0%	0%	(1)%	(1)%	(3)%

APAC region revenues (GAAP) - YoY % change	v, z	(6)%	(4)%	(7)%	(5)%	(5)%	(4)%
APAC region revenues (constant currency) - YoY % change	l, v, z	(1)%	1%	0%	0%	0%	(1)%
APAC region transactions - YoY % change	v, z	(2)%	(1)%	(5)%	(4)%	(3)%	(4)%

LACA region revenues (GAAP) - YoY % change	v, aa	4%	7%	1%	(1)%	3%	(5)%
LACA region revenues (constant currency) - YoY % change	m, v, aa	11%	14%	8%	5%	10%	1%
LACA region transactions - YoY % change	v, aa	7%	8%	8%	8%	8%	11%

THE WESTERN UNION COMPANY
KEY STATISTICS
(Unaudited)

	Notes*	1Q15	2Q15	3Q15	4Q15	FY2015	1Q16
International revenues - YoY % change	bb	(7)%	(5)%	(7)%	(7)%	(6)%	(5)%
International transactions - YoY % change	bb	0%	1%	(2)%	0%	0%	0%
International revenues - % of C2C segment revenues	bb	69%	70%	70%	69%	69%	67%

United States originated revenues - YoY % change	cc	4%	3%	6%	6%	5%	5%
United States originated transactions - YoY % change	cc	6%	6%	8%	8%	7%	8%
United States originated revenues - % of C2C segment revenues	cc	31%	30%	30%	31%	31%	33%

westernunion.com revenues (GAAP) - YoY % change	dd	17%	22%	22%	21%	21%	16%
westernunion.com revenues (constant currency) - YoY % change	n, dd	23%	28%	28%	25%	26%	18%
westernunion.com transactions - YoY % change	dd	25%	27%	25%	28%	26%	25%

% of Consumer-to-Consumer Revenue
Regional Revenues:
North America region revenues	v, w	27%	27%	27%	27%	27%	28%
Europe and CIS region revenues	v, x	26%	26%	26%	27%	26%	26%
Middle East and Africa region revenues	v, y	21%	21%	21%	20%	21%	20%
APAC region revenues	v, z	15%	15%	15%	15%	15%	15%
LACA region revenues	v, aa	11%	11%	11%	11%	11%	11%
westernunion.com revenues	dd	6%	6%	6%	7%	6%	7%

Consumer-to-Business (C2B) Segment
Revenues (GAAP) - YoY % change		7%	8%	6%	4%	6%	(1)%
Revenues (constant currency) - YoY % change	o	11%	12%	10%	9%	11%	12%
Operating margin		18.7%	(4.1)%	16.4%	11.9%	10.8%	14.6%
Operating margin (excluding Paymap settlement agreement)	p	N/A	18.3%	N/A	N/A	16.3%	N/A

Business Solutions (B2B) Segment
Revenues (GAAP) - YoY % change		(1)%	(1)%	(4)%	1%	(1)%	1%
Revenues (constant currency) - YoY % change	q	7%	9%	6%	8%	7%	6%
Operating margin		2.1%	(0.4)%	(2.7)%	3.7%	0.7%	2.4%

% of Total Company Revenue
Consumer-to-Consumer segment revenues		79%	80%	80%	79%	79%	78%
Consumer-to-Business segment revenues		12%	11%	11%	12%	12%	12%
Business Solutions segment revenues		7%	7%	7%	7%	7%	8%

* See the "Notes to Key Statistics" section of the press release for the applicable Note references and the reconciliation of non-GAAP financial measures.

THE WESTERN UNION COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2016	2015	% Change
Revenues:
Transaction fees	$919.0	$948.6	(3)%
Foreign exchange revenues	345.5	338.0	2%
Other revenues	33.2	34.3	(3)%
Total revenues	1,297.7	1,320.9	(2)%
Expenses:
Cost of services	779.4	771.8	1%
Selling, general and administrative	259.7	276.8	(6)%
Total expenses	1,039.1	1,048.6	(1)%
Operating income (a)	258.6	272.3	(5)%
Other income/(expense):
Interest income	0.9	2.9	(b)
Interest expense	(40.5)	(41.8)	(3)%
Derivative gains, net	0.5	1.0	(b)
Other expense, net	(2.0)	(1.8)	(b)
Total other expense, net	(41.1)	(39.7)	4%
Income before income taxes	217.5	232.6	(6)%
Provision for income taxes	31.8	28.7	10%
Net income	$185.7	$203.9	(9)%
Earnings per share:
Basic	$0.37	$0.39	(5)%
Diluted	$0.37	$0.39	(5)%
Weighted-average shares outstanding:
Basic	500.0	521.0
Diluted	503.2	525.2

Cash dividends declared per common share	$0.16	$0.155	3%

__________
(a)
For the three months ended March 31, 2016 compared to the prior period, the strengthening of the United States dollar compared to foreign currencies, net of the impact of foreign currency hedges, negatively impacted operating income by approximately $17 million.

(b) Calculation not meaningful.

THE WESTERN UNION COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in millions, except per share amounts)

	March 31, 2016	December 31, 2015
Assets
Cash and cash equivalents (a)	$1,160.0	$1,315.9
Settlement assets	3,326.1	3,308.7
Property and equipment, net of accumulated depreciation of
$553.1 and $538.2, respectively	226.3	231.8
Goodwill	3,162.7	3,163.8
Other intangible assets, net of accumulated amortization of
$910.8 and $884.4, respectively	697.1	705.0
Other assets	846.1	724.0
Total assets	$9,418.3	$9,449.2
Liabilities and Stockholders' Equity
Liabilities:
Accounts payable and accrued liabilities	$579.0	$606.6
Settlement obligations	3,326.1	3,308.7
Income taxes payable	222.2	211.5
Deferred tax liability, net	276.7	272.6
Borrowings	3,225.7	3,215.9
Other liabilities	549.6	429.0
Total liabilities	8,179.3	8,044.3

Stockholders' equity:
Preferred stock, $1.00 par value; 10 shares authorized;
no shares issued	—	—
Common stock, $0.01 par value; 2,000 shares authorized;
491.7 shares and 502.4 shares issued and outstanding as of
March 31, 2016 and December 31, 2015, respectively	4.9	5.0
Capital surplus	585.3	566.5
Retained earnings	827.9	977.3
Accumulated other comprehensive loss	(179.1)	(143.9)
Total stockholders' equity	1,239.0	1,404.9
Total liabilities and stockholders' equity	$9,418.3	$9,449.2

__________
(a) Approximately $750 million and $950 million was held by entities outside of the United States as of March 31, 2016 and December 31, 2015, respectively.

THE WESTERN UNION COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in millions)

	Three Months Ended March 31,
	2016	2015
Cash Flows From Operating Activities
Net income	$185.7	$203.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	17.5	16.5
Amortization	48.1	47.4
Other non-cash items, net	36.7	16.9
Increase/(decrease) in cash resulting from changes in:
Other assets	(36.9)	(56.9)
Accounts payable and accrued liabilities	(51.0)	(34.1)
Income taxes payable	14.1	20.6
Other liabilities	(1.5)	(2.5)
Net cash provided by operating activities	212.7	211.8
Cash Flows From Investing Activities
Capitalization of contract costs	(20.2)	(17.2)
Capitalization of purchased and developed software	(13.1)	(12.8)
Purchases of property and equipment	(14.6)	(14.4)
Purchase of non-settlement related investments	(11.2)	—
Proceeds from maturity of non-settlement related investments	11.0	—
Purchases of held-to-maturity non-settlement related investments	(15.2)	—
Net cash used in investing activities	(63.3)	(44.4)
Cash Flows From Financing Activities
Cash dividends paid	(79.3)	(80.5)
Common stock repurchased	(233.2)	(147.1)
Proceeds from exercise of options and other	7.2	32.3
Net cash used in financing activities	(305.3)	(195.3)
Net change in cash and cash equivalents	(155.9)	(27.9)
Cash and cash equivalents at beginning of period	1,315.9	1,783.2
Cash and cash equivalents at end of period	$1,160.0	$1,755.3

THE WESTERN UNION COMPANY
SUMMARY SEGMENT DATA
(Unaudited)
(in millions)

	Three Months Ended March 31,
	2016	2015	% Change
Revenues:
Consumer-to-Consumer (C2C):
Transaction fees	$750.6	$776.2	(3)%
Foreign exchange revenues	251.5	244.1	3%
Other revenues	15.3	18.0	(15)%
Total Consumer-to-Consumer	1,017.4	1,038.3	(2)%
Consumer-to-Business (C2B):
Transaction fees	150.7	151.4	0%
Foreign exchange and other revenues	5.4	6.4	(15)%
Total Consumer-to-Business	156.1	157.8	(1)%
Business Solutions (B2B):
Foreign exchange revenues	89.4	87.9	2%
Transaction fees and other revenues	9.8	10.1	(3)%
Total Business Solutions	99.2	98.0	1%
Other:
Total revenues	25.0	26.8	(7)%
Total consolidated revenues	$1,297.7	$1,320.9	(2)%
Operating income:
Consumer-to-Consumer	$231.3	$240.2	(4)%
Consumer-to-Business	22.9	29.5	(23)%
Business Solutions	2.4	2.1	15%
Other	2.0	0.5	(a)
Total consolidated operating income	$258.6	$272.3	(5)%
Operating income margin:
Consumer-to-Consumer	22.7%	23.1%	(0.4)%
Consumer-to-Business	14.6%	18.7%	(4.1)%
Business Solutions	2.4%	2.1%	0.3%
Total consolidated operating income margin	19.9%	20.6%	(0.7)%

__________
(a) Calculation not meaningful.

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

Western Union’s management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because they provide consistency and comparability to prior periods.
A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below. All adjusted year-over-year changes were calculated using prior year reported amounts.

		1Q15	2Q15	3Q15	4Q15	FY2015	1Q16
	Consolidated Metrics
(a)	Revenues, as reported (GAAP)	$1,320.9	$1,383.6	$1,399.2	$1,380.0	$5,483.7	$1,297.7
	Foreign currency translation impact (s)	78.6	84.7	85.4	73.9	322.6	57.4
	Revenues, constant currency adjusted	$1,399.5	$1,468.3	$1,484.6	$1,453.9	$5,806.3	$1,355.1
	Prior year revenues, as reported (GAAP)	$1,350.8	$1,405.6	$1,440.9	$1,409.9	$5,607.2	$1,320.9
	Revenue change, as reported (GAAP)	(2)%	(2)%	(3)%	(2)%	(2)%	(2)%
	Revenue change, constant currency adjusted	4%	4%	3%	3%	4%	3%

(b)	Operating income, as reported (GAAP)	$272.3	$250.8	$304.5	$281.8	$1,109.4	$258.6
	Less: Paymap settlement agreement (t)	N/A	35.3	N/A	N/A	35.3	N/A
	Operating income, excluding Paymap settlement agreement	$272.3	$286.1	$304.5	$281.8	$1,144.7	$258.6
	Operating income margin, as reported (GAAP)	20.6%	18.1%	21.8%	20.4%	20.2%	19.9%
	Operating income margin, excluding Paymap settlement agreement	N/A	20.7%	N/A	N/A	20.9%	N/A

(c)	Operating income, as reported (GAAP)	$272.3	$250.8	$304.5	$281.8	$1,109.4	$258.6
	Reversal of depreciation and amortization	63.9	62.9	74.4	69.0	270.2	65.6
	EBITDA (u)	$336.2	$313.7	$378.9	$350.8	$1,379.6	$324.2
	Less: Paymap settlement agreement (t)	N/A	35.3	N/A	N/A	35.3	N/A
	Adjusted EBITDA, excluding Paymap settlement agreement	$336.2	$349.0	$378.9	$350.8	$1,414.9	$324.2
	Operating income margin, as reported (GAAP)	20.6%	18.1%	21.8%	20.4%	20.2%	19.9%
	EBITDA margin	25.5%	22.7%	27.1%	25.4%	25.2%	25.0%
	Adjusted EBITDA margin, excluding Paymap settlement agreement	N/A	25.2%	N/A	N/A	25.8%	N/A

(d)	Net income, as reported (GAAP)	$203.9	$189.3	$232.3	$212.3	$837.8	$185.7
	Less: Paymap settlement agreement, net of income tax benefit (t)	N/A	24.2	N/A	N/A	24.2	N/A
	Net income, excluding Paymap settlement agreement	$203.9	$213.5	$232.3	$212.3	$862.0	$185.7
	Diluted earnings per share ("EPS"), as reported (GAAP) ($ - dollars)	$0.39	$0.36	$0.45	$0.42	$1.62	$0.37
	Impact from Paymap settlement agreement, net of income tax benefit ($ - dollars)	N/A	0.05	N/A	N/A	0.05	N/A
	Diluted EPS, excluding Paymap settlement agreement ($ - dollars)	N/A	$0.41	N/A	N/A	$1.67	N/A
	Diluted weighted-average shares outstanding	525.2	519.8	513.2	508.6	516.7	503.2

(e)	Effective tax rate, as reported (GAAP)	12.3%	8.5%	12.5%	10.4%	11.0%	14.6%
	Impact from Paymap settlement agreement, net of income tax benefit (t)	N/A	3.3%	N/A	N/A	0.8%	N/A
	Effective tax rate, excluding Paymap settlement agreement	N/A	11.8%	N/A	N/A	11.8%	N/A

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		1Q15	2Q15	3Q15	4Q15	FY2015	1Q16
	Consumer-to-Consumer Segment
(f)	Revenues, as reported (GAAP)	$1,038.3	$1,101.5	$1,112.9	$1,091.2	$4,343.9	$1,017.4
	Foreign currency translation impact (s)	63.0	69.1	67.1	56.8	256.0	30.5
	Revenues, constant currency adjusted	$1,101.3	$1,170.6	$1,180.0	$1,148.0	$4,599.9	$1,047.9
	Prior year revenues, as reported (GAAP)	$1,077.5	$1,132.1	$1,150.9	$1,125.3	$4,485.8	$1,038.3
	Revenue change, as reported (GAAP)	(4)%	(3)%	(3)%	(3)%	(3)%	(2)%
	Revenue change, constant currency adjusted	2%	3%	3%	2%	3%	1%

(g)	Principal per transaction, as reported ($ - dollars)	$315	$316	$315	$303	$312	$299
	Foreign currency translation impact (s) ($ - dollars)	19	23	23	16	20	7
	Principal per transaction, constant currency adjusted ($ - dollars)	$334	$339	$338	$319	$332	$306
	Prior year principal per transaction, as reported ($ - dollars)	$338	$341	$339	$323	$335	$315
	Principal per transaction change, as reported	(7)%	(7)%	(7)%	(6)%	(7)%	(5)%
	Principal per transaction change, constant currency adjusted	(1)%	(1)%	0%	(1)%	(1)%	(3)%

(h)	Cross-border principal, as reported ($ - billions)	$17.5	$18.8	$18.9	$18.4	$73.6	$17.3
	Foreign currency translation impact (s) ($ - billions)	1.1	1.3	1.3	1.2	4.9	0.4
	Cross-border principal, constant currency adjusted ($ - billions)	$18.6	$20.1	$20.2	$19.6	$78.5	$17.7
	Prior year cross-border principal, as reported ($ - billions)	$18.3	$19.7	$20.0	$19.2	$77.2	$17.5
	Cross-border principal change, as reported	(4)%	(5)%	(6)%	(4)%	(5)%	(2)%
	Cross-border principal change, constant currency adjusted	2%	2%	1%	1%	2%	1%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		1Q15	2Q15	3Q15	4Q15	FY2015	1Q16
	Consumer-to-Consumer Segment cont.
(i)	North America region revenue change, as reported (GAAP)	1%	1%	2%	3%	2%	3%
	North America region foreign currency translation impact (s)	1%	1%	2%	2%	1%	2%
	North America region revenue change, constant currency adjusted	2%	2%	4%	5%	3%	5%

(j)	Europe and CIS region revenue change, as reported (GAAP)	(8)%	(8)%	(9)%	(7)%	(8)%	(3)%
	Europe and CIS region foreign currency translation impact (s)	11%	11%	9%	8%	10%	3%
	Europe and CIS region revenue change, constant currency adjusted	3%	3%	0%	1%	2%	0%

(k)	Middle East and Africa region revenue change, as reported (GAAP)	(5)%	(4)%	(2)%	(4)%	(4)%	(4)%
	Middle East and Africa region foreign currency translation impact (s)	5%	6%	5%	4%	5%	3%
	Middle East and Africa region revenue change, constant currency adjusted	0%	2%	3%	0%	1%	(1)%

(l)	APAC region revenue change, as reported (GAAP)	(6)%	(4)%	(7)%	(5)%	(5)%	(4)%
	APAC region foreign currency translation impact (s)	5%	5%	7%	5%	5%	3%
	APAC region revenue change, constant currency adjusted	(1)%	1%	0%	0%	0%	(1)%

(m)	LACA region revenue change, as reported (GAAP)	4%	7%	1%	(1)%	3%	(5)%
	LACA region foreign currency translation impact (s)	7%	7%	7%	6%	7%	6%
	LACA region revenue change, constant currency adjusted	11%	14%	8%	5%	10%	1%

(n)	westernunion.com revenue change, as reported (GAAP)	17%	22%	22%	21%	21%	16%
	westernunion.com foreign currency translation impact (s)	6%	6%	6%	4%	5%	2%
	westernunion.com revenue change, constant currency adjusted	23%	28%	28%	25%	26%	18%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		1Q15	2Q15	3Q15	4Q15	FY2015	1Q16
	Consumer-to-Business Segment
(o)	Revenues, as reported (GAAP)	$157.8	$157.9	$160.1	$161.9	$637.7	$156.1
	Foreign currency translation impact (s)	6.3	4.9	5.6	7.8	24.6	20.9
	Revenues, constant currency adjusted	$164.1	$162.8	$165.7	$169.7	$662.3	$177.0
	Prior year revenues, as reported (GAAP)	$147.2	$145.9	$150.4	$155.3	$598.8	$157.8
	Revenue change, as reported (GAAP)	7%	8%	6%	4%	6%	(1)%
	Revenue change, constant currency adjusted	11%	12%	10%	9%	11%	12%

(p)	Operating income/(loss), as reported (GAAP)	$29.5	$(6.4)	$26.2	$19.3	$68.6	$22.9
	Less: Paymap settlement agreement (t)	N/A	35.3	N/A	N/A	35.3	N/A
	Operating income, excluding Paymap settlement agreement	$29.5	$28.9	$26.2	$19.3	$103.9	$22.9
	Operating income/(loss) margin, as reported (GAAP)	18.7%	(4.1)%	16.4%	11.9%	10.8%	14.6%
	Operating income margin, excluding Paymap settlement agreement	N/A	18.3%	N/A	N/A	16.3%	N/A

	Business Solutions Segment
(q)	Revenues, as reported (GAAP)	$98.0	$97.6	$101.2	$101.9	$398.7	$99.2
	Foreign currency translation impact (s)	8.1	9.4	10.9	7.7	36.1	4.6
	Revenues, constant currency adjusted	$106.1	$107.0	$112.1	$109.6	$434.8	$103.8
	Prior year revenues, as reported (GAAP)	$99.4	$98.2	$105.8	$101.2	$404.6	$98.0
	Revenue change, as reported (GAAP)	(1)%	(1)%	(4)%	1%	(1)%	1%
	Revenue change, constant currency adjusted	7%	9%	6%	8%	7%	6%

(r)	Operating income/(loss), as reported (GAAP)	$2.1	$(0.4)	$(2.7)	$3.8	$2.8	$2.4
	Reversal of depreciation and amortization	12.2	12.2	20.3	12.7	57.4	12.6
	EBITDA (u)	$14.3	$11.8	$17.6	$16.5	$60.2	$15.0
	Operating income/(loss) margin, as reported (GAAP)	2.1%	(0.4)%	(2.7)%	3.7%	0.7%	2.4%
	EBITDA margin	14.6%	12.1%	17.4%	16.2%	15.1%	15.1%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

Non-GAAP related notes:
(s)
Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate.

(t)	Represents the impact from a settlement agreement reached with the Consumer Financial Protection Bureau regarding the Equity Accelerator service of Paymap, Inc., a subsidiary of the Company.
(u)
Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") results from taking operating income and adjusting for depreciation and amortization expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods.

Other notes:
(v)
Geographic split for transactions and revenue, including westernunion.com transactions, is determined based upon the region where the money transfer is initiated and the region where the money transfer is paid. For transactions originated and paid in different regions, the Company splits the transaction count and revenue between the two regions, with each region receiving 50%. For money transfers initiated and paid in the same region, 100% of the revenue and transactions are attributed to that region.

(w)	Represents the North America region of our Consumer-to-Consumer segment, including the United States, Mexico, and Canada.
(x)	Represents the Europe and the Commonwealth of Independent States ("CIS") region of our Consumer-to-Consumer segment.
(y)	Represents the Middle East and Africa region of our Consumer-to-Consumer segment.
(z)	Represents the Asia Pacific ("APAC") region of our Consumer-to-Consumer segment, including India, China, and South Asia.
(aa)	Represents the Latin America and the Caribbean ("LACA") region of our Consumer-to-Consumer segment.
(bb)
Represents transactions, including westernunion.com transactions initiated outside the United States, between and within foreign countries (including Canada and Mexico). Excludes all transactions originated in the United States.

(cc)	Represents transactions originated in the United States, including intra-country transactions and westernunion.com transactions initiated from the United States.
(dd)	Represents transactions initiated on westernunion.com.